Exhibit 21
Dover Corporation - Domestic and Foreign Subsidiaries

Company Name	Where Incorporated
Domestic
Acme Cryo Intermediate Inc.	Delaware
Acme Cryogenics, Inc.	Pennsylvania
Alfred Fueling Systems Inc.	Delaware
Anman, LLC	Delaware
Anthony Equity Holdings, Inc.	Delaware
Anthony Holdings, Inc.	Delaware
Anthony Mexico Holdings LLC	Delaware
Anthony North Holdco, Inc.	Delaware
Anthony Specialty Glass LLC	Delaware
Anthony TemperBent GP LLC	Delaware
Anthony, Inc.	Delaware
Audax ECII Blocker, Inc.	Delaware
Auto Glanz Solutions, LLC	Delaware
AvaLAN Wireless Systems Incorporated	California
Belanger, Inc.	Delaware
Belvac Production Machinery, Inc.	Virginia
Blue Bite LLC	Delaware
Canada Organization & Development LLC	Delaware
CDS Visual, Inc.	California
CEP Liquidation, LLC	Delaware
Chippewa Square Captive Insurance Company	Georgia
Colder Products Company	Minnesota
Cook Compression, LLC	Delaware
Cook-MFS, Inc.	Delaware
CP Formation LLC	Delaware
CPC Europe, Inc.	Minnesota
CPI Products, Inc.	Delaware
Cryogenic Experts, LLC	Delaware
DD1 Inc.	Delaware
DDI Properties, Inc.	California
Delaware Capital Formation, Inc.	Delaware
Delaware Capital Holdings, Inc.	Delaware
De-Sta-Co Cylinders, Inc.	Delaware
DFH Corporation	Delaware
Dosmatic U.S.A., Inc.	Texas
Dover Business Services LLC	Delaware
Dover DEI Services, Inc.	Delaware
Dover Engineered Products Segment, Inc.	Delaware
Dover Europe, Inc.	Delaware
Dover Fueling Solutions Segment, Inc.	Delaware
Dover Global Holdings, LLC	Delaware
Dover Imaging & Identification Segment, Inc.	Delaware
Dover International Operations Inc.	Delaware
Dover International Ventures Inc.	Delaware
Dover Overseas Ventures, Inc.	Delaware
Dover Pumps & Process Solutions Segment, Inc.	Delaware
Dover Refrigeration & Food Equipment Segment, Inc.	Delaware
Dover WSCR Holding LLC	Delaware
Dover WSCR LLC	Delaware
Dow-Key Microwave Corporation	Delaware
ECI - IGT Holdings, LLC	Delaware

ECI Holding Company, LLC	Delaware
ECII (Mexico), LLC	Delaware
Engineered Controls International, LLC	Delaware
EOA Systems, Inc.	Delaware
GAL, LLC	Virginia
GIIER, LLC	Virginia
Highland Park Insurance Company	Illinois
Hill PHOENIX WIC, LLC	Delaware
Hill PHOENIX, Inc.	Delaware
Hydro Systems Company	Delaware
Industrial Motion Control, LLC	Delaware
Innovative Control Systems, Inc.	Pennsylvania
Inpro/Seal LLC	Delaware
JK Group USA, Inc.	Tennessee
K S Boca Inc.	Florida
K&L Microwave, Inc.	Delaware
Knappco, LLC	Delaware
KS Formation, Inc.	Delaware
KS Liquidation, Inc.	Texas
KSLP Liquidation, L.P.	Texas
Maag Gala, Inc.	Virginia
Maag Pump Systems (US), Inc.	Delaware
Maag Reduction, Inc.	North Carolina
Macro Technologies, LLC	Ohio
Marathon Equipment Company (Delaware)	Delaware
MARKEM-IMAJE Corporation	New Hampshire
Midland Manufacturing, LLC	Delaware
Midwest Cryogenics, Inc.	Minnesota
MIP Holdings, Inc.	Delaware
Northeast Services, Inc.	New Jersey
Northern Lights (Nevada), Inc.	Nevada
Northern Lights Funding LP	Delaware
Northern Lights Investments LLC	Delaware
Nova Controls, Inc.	Delaware
OK International Holdings, Inc.	Delaware
OK International, Inc.	California
OPW Engineered Systems, LLC	Delaware
OPW Fluids Group, Inc.	Delaware
OPW Fuel Management Systems, Inc.	Delaware
OPW Fueling Components, LLC	Delaware
PDQ Manufacturing, Inc.	Delaware
Pike Machine Products, Inc.	New Jersey
PISCES by OPW, Inc.	Delaware
Pole/Zero Acquisition, Inc.	Delaware
PSG California LLC	Delaware
Pump Management Services Co., LLC	Delaware
Revod Corporation	Delaware
Robohand, Inc.	Delaware
SE Liquidation, LLC	Delaware
Seabiscuit Motorsports, Inc.	Delaware
Shine Bloom - ECI A Blocker Corp.	Delaware
Shine Bloom - ECI Blocker Corp.	Delaware
Shine Bloom - ECI S Blocker Corp.	Delaware
Simmons Sirvey Corporation	Texas
SO. CAL. SOFT-PAK, INCORPORATED	California

Superior Holding, LLC	Ohio
Superior Products, LLC	Ohio
SWEP North America, Inc.	Delaware
Sys-Tech Solutions, Inc.	New Jersey
Tartan Textile Services, Inc.	Delaware
The Espy Corporation	Texas
The Heil Co.	Delaware
TTSI III, Inc.	Delaware
Tulsa Winch, Inc.	Delaware
TXHI, LLC	Delaware
Unattended Payment Solutions, LLC	Delaware
Val TemperBent Glass, L.P.	Georgia
Vehicle Service Group, LLC	Delaware
Warn Automotive, LLC	Delaware
Waukesha Bearings Corporation	Delaware
Wayne Fueling Systems LLC	Delaware
WSCR Corp.	Delaware

Foreign
Advansor A/S	Denmark
Advansor Dover International (Poland) sp. z o.o.	Poland
Advansor Germany GmbH	Germany
Alfred Fueling Systems Holdco Ltd.	Cayman Islands
Alfred Fueling Systems Intermediate Holdco Ltd.	Cayman Islands
Anthony International Foreign Sales Corp.	Barbados
Anthony International Holding Company	Cayman Islands
APM Grundstücksverwaltungsgesellschaft mbH & Co. KG	Germany
BELVAC CR, spol s r.o.	Czech Republic
Belvac Middle East FZE	Dubai
BlitzRotary GmbH	Germany
BSC Filters Limited	United Kingdom
Butler Engineering and Marketing S.P.A.	Italy
Caldera	France
Chief Automotive Technologies (Shanghai) Trading Company, Ltd.	China
Colder Products Company GmbH	Germany
Colder Products Company LTD	Hong Kong
Cook Compression Limited	United Kingdom
De Sta Co (Asia) Company, Limited	Thailand
DE-STA-CO Benelux B.V.	Netherlands
DESTACO Europe GmbH	Germany
DE-STA-CO FRANCE	France
DE-STA-CO Shanghai Co. Ltd.	China
DESTACO UK Limited	England & Wales
DFS Netherlands B.V.	Netherlands
Dositec Sistemas SL	Spain
Dover (China) Investment Co., Ltd.	China
Dover (Schweiz) Holding GmbH	Switzerland
Dover (Shanghai) Industrial Co., Ltd.	China
Dover (Shenzhen) Industrial Equipment Manufacturing Co., Ltd.	China
Dover (Suzhou) Industrial Equipment Manufacturing Co., Ltd.	China
Dover Asia Trading Private Ltd.	Singapore
Dover Australia Holdings Pty Limited	Australia
Dover Business Services EMEA Limited	Scotland
Dover Business Services Europe S.R.L.	Romania
Dover Business Services Philippines Corporation	Philippines

Dover Canada Holdings ULC	British Columbia
Dover Canada Operations ULC	British Columbia
Dover CLP Formation Limited Partnership	British Columbia
Dover Corporation Regional Headquarters	China
Dover Denmark Holdings ApS	Denmark
Dover do Brasil Ltda.	Brazil
Dover EMEA FZCO	Dubai
Dover Energy UK Ltd	England & Wales
Dover Europe Sarl	Switzerland
Dover Fluids UK Ltd	United Kingdom
Dover France Holdings	France
Dover France Participations	France
Dover France Technologies	France
Dover Fueling Solutions UK Limited	United Kingdom
Dover Germany GmbH	Germany
Dover Holdings de Mexico S.A. de C.V.	Mexico
Dover India Pvt. Ltd.	India
Dover Intercompany Services UK Limited	England & Wales
Dover International B.V.	Netherlands
Dover International ithalat ihracat ve Pazarlama Limited Sirketi	Turkey
Dover Italy Holdings S.r.l.	Italy
Dover Luxembourg Finance Sarl	Luxembourg
Dover Luxembourg Participations Sarl	Luxembourg
Dover Luxembourg S.a.r.l.	Luxembourg
Dover Luxembourg Services Sarl	Luxembourg
Dover Operations South Africa (Pty) Ltd	South Africa
Dover Refrigeration & Food Equipment UK Ltd	United Kingdom
Dover Resources International de Mexico S. de R.L. C.V.	Mexico
Dover Solutions Colombia SAS	Colombia
Dover Southeast Asia (Thailand) Ltd.	Thailand
Dover Spain Holdings, S.L.	Spain
Dover Switzerland Participations GmbH	Switzerland
Dover UK Pensions Limited	United Kingdom
Dresser Wayne Data Technology (Shanghai) Co., Ltd.	China
Dresser Wayne Fuel Equipment (Shanghai) Co. Ltd.	China
Ebs-Ray Holdings Pty Ltd	New South Wales
Ebs-Ray Industries Pty Ltd	New South Wales
Ebs-Ray Pumps Pty Ltd	New South Wales
ECI RegO Servicios, S. de R.L. de C.V.	Mexico
ECI RegO, S. de R.L. de C.V.	Mexico
em-tec GmbH	Germany
Ettlinger Kunststoffmaschinen GmbH	Germany
Fairbanks Environmental Limited	England & Wales
Fibrelite Composites Limited	England & Wales
Fibresec Holdings Limited	England & Wales
Fibresec Limited	England & Wales
Guangdong Tokheim LIYUAN Oil Industry Technology Limited Company	China
Hill Phoenix Costa Rica, Sociedad De Responsabilidad Limitada	Costa Rica
Hill Phoenix de Mexico, S.A. de C.V.	Mexico
Hill Phoenix El Salvador, Limitada de Capital Variable	El Salvador
Hill Phoenix Guatemala, Sociedad Anonima	Guatemala
Hill Phoenix Honduras, Sociedad Anonima	Honduras
Hill Phoenix Nicaragua, Sociedad Anonima	Nicaragua
Hiltap Fittings Ltd.	Canada
Hydro Systems Europe Ltd.	United Kingdom

JK Group S.P.A.	Italy
K&L Microwave DR, Inc.	British Virgin Islands
Kiian Digital (Shanghai) Co., Ltd.	China
KPS (Beijing) Petroleum Equipment Trading Co, Ltd.	China
KPS Fueling Solutions Sdn. Bhd.	Malaysia
KPS Hong Kong Holding Limited	Hong Kong
KPS UK Limited	England & Wales
LIQAL, B.V.	Netherlands
Liquip International Pty Limited	Victoria
Maag Automatik Plastics Machinery (Shanghai) Co. Ltd.	China
Maag Germany GmbH	Germany
Maag Italy S.R.L.	Italy
Maag Pump Systems	France
Maag Pump Systems AG	Switzerland
Maag Service (Malaysia) Sdn. Bdn.	Malaysia
Maag Service (Taiwan) Ltd.	Taiwan
Maag Systems (Thailand) Limited	Thailand
MARKEM FZ SA	Uruguay
Markem Imaje Center of Competencies Spain, S.L.U.	Spain
Markem-Imaje - Unipessoal, Lda	Portugal
Markem-Imaje (China) Co., Limited	China
Markem-Imaje A/S	Denmark
Markem-Imaje AB	Sweden
Markem-Imaje AG	Switzerland
Markem-Imaje AS	Norway
Markem-Imaje B.V.	Netherlands
Markem-Imaje Co., Ltd.	South Korea
Markem-Imaje CSAT GmbH	Germany
Markem-Imaje GmbH	Germany
Markem-Imaje Holding	France
Markem-Imaje Identificacao de Produtos Ltda.	Brazil
Markem-Imaje Inc.	Canada
Markem-Imaje India Private Limited	India
Markem-Imaje Industries	France
Markem-Imaje Industries Limited	United Kingdom
Markem-Imaje KK	Japan
Markem-Imaje Limited	Hong Kong
Markem-Imaje Limited	United Kingdom
Markem-Imaje LLC	Russian Federation
Markem-Imaje Ltd.	Taiwan
Markem-Imaje Ltd.	Thailand
Markem-Imaje N.V.	Belgium
Markem-Imaje Oy	Finland
Markem-Imaje Philippines Corporation	Philippines
Markem-Imaje Pty. Ltd.	Australia
Markem-Imaje S.A.	Argentina
Markem-Imaje S.A. de C.V.	Mexico
Markem-Imaje S.r.l.	Italy
Markem-Imaje SAS	France
Markem-Imaje Sdn. Bhd.	Malaysia
Markem-Imaje Singapore Pte. Ltd.	Singapore
Markem-Imaje Spain S.A.	Spain
Markpoint Holding AB	Sweden
Mouvex	France
MS Printing Solutions S.R.L.	Italy

Officine Meccaniche Sirio S.R.L.	Italy
OK International Ltd.	United Kingdom
OPW Fluid Transfer Group Europe B.V.	Netherlands
OPW Fluid Transfer Solutions (Jiang Su) Co., Ltd.	China
OPW Fueling Components (Suzhou) Co., Ltd.	China
OPW Malaysia Sdn. Bhd.	Malaysia
OPW Slovakia s.r.o.	Slovakia
OPW Sweden AB	Sweden
Petro Vend Sp. z o.o.	Poland
Precision Brasil Equipamentos e Servicos Para Postos de Combustiveis Ltda.	Brazil
Precision Service - Servicos de Manutencao e Instalacao de Postos de Abastecimento de Combustivel Ltda.	Brazil
PSD Codax Holdings Limited	England & Wales
PSD Codax Limited	England & Wales
PSG (Shanghai) Co., Ltd.	China
PSG (Tianjin) Co., Ltd.	China
PSG Germany GmbH	Germany
Quantex Arc Limited	England & Wales
Quantex Patents Limited	England & Wales
RAV France	France
Ravaglioli S.P.A.	Italy
Reduction Engineering GmbH	Germany
RegO (Shanghai) Trading Co., Ltd.	China
Rego GmbH	Germany
RegO Holding GmbH	Germany
RegO Valve (Shanghai) Company, Ltd.	China
Revod Luxembourg S.a.r.l.	Luxembourg
Revod Sweden AB	Sweden
Rosario Handel B.V.	Netherlands
Rotary Lift Consolidated (Haimen) Co., Ltd.	China
Shanghai RegO Flow Technology Company, Ltd.	China
Solaris Laser S.A.	Poland
Space S.R.L.	Italy
Start Italiana S.R.L.	Italy
Swep Energy Oy	Finland
SWEP France	France
SWEP Germany GmbH	Germany
Swep International A.B.	Sweden
Swep Japan K.K.	Japan
SWEP Malaysia Sdn. Bhd.	Malaysia
SWEP Slovakia s.r.o.	Slovakia (slovak Republic)
SWEP Technology (Suzhou) Co., Ltd.	China
Systech GB Limited	United Kingdom
Systech Shanghai Consulting Company Limited	China
Tokheim Belgium	Belgium
Tokheim China Company Limited	Hong Kong
Tokheim GmbH	Germany
Tokheim Group	France
Tokheim Hengshan Technologies (Guangzhou) Co. Ltd.	China
Tokheim Holding B.V.	Netherlands
Tokheim India Private Limited	India
Tokheim Sofitam Applications	France
TQC Quantium Quality, S.A. de C.V.	Mexico City, District Federal
TWG Canada Consolidated Inc.	British Columbia
Vectron Frequency Devices (Shanghai) Co., Ltd	China

Vehicle Service Group UK Limited	England & Wales
Vos Food Store Equipment Ltd.	Ontario
Waukesha Bearings Limited	United Kingdom
Waukesha Bearings Russia LLC	Russian Federation
Wayne Fueling Systems (Rus) Limited Liability Company	Russian Federation
Wayne Fueling Systems Australia Pty Ltd	Victoria
Wayne Fueling Systems Canada ULC	British Columbia
Wayne Fueling Systems Italia S.R.L.	Italy
Wayne Fueling Systems Ltd.	Cayman Islands
Wayne Fueling Systems Sweden AB	Sweden
Wayne Fueling Systems UK Holdco Ltd.	England & Wales
Wayne Industria e Comercio Ltda.	Brazil